NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

                                       AT

                              $20.00 NET PER SHARE

                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED OCTOBER 1, 2004

    This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the shares of common stock of Neuberger Berman Real Estate Income Fund Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, facsimile transmission, telex or mail to the Depositary. See Section 4 of the Offer to Purchase.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

                  BY MAIL:                              BY HAND/OVERNIGHT COURIER:
            The Bank of New York                           The Bank of New York
        Tender & Exchange Department                   Tender & Exchange Department
               P.O. Box 11248                               101 Barclay Street
            Church Street Station                 Receive & Deliver Window--Street Level
           New York, NY 10286-1248                          New York, NY 10286

                       FOR NOTICE OF GUARANTEED DELIVERY
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 BY FACSIMILE:
                                 (212) 815-6433

                    TO CONFIRM FACSIMILE TRANSMISSION ONLY:
                                 (212) 815-6212

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Neuberger Berman Real Estate Income
Fund Inc. (the "Fund"), a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 1, 2004 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, shares of its common stock, par value $0.0001 per share (the "Common Shares"), pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase. All Common Shares tendered and purchased will include the tender and purchase of the associated Common Share purchase rights issued pursuant to the Rights Agreement between the Fund and The Bank of New York, as rights agent, dated September 23, 2004, and unless the context otherwise requires, all references herein to Common Shares include the associated Common Share purchase rights.

--------------------------------------------   --------------------------------------------
/ / Check here if shares will be tendered by                     Signature
             book-entry transfer

--------------------------------------------   --------------------------------------------
      Number of Common Shares tendered               Name(s) of Tendering Institution

--------------------------------------------   --------------------------------------------
       DRS Transaction Advice Numbers                             Address
               (if applicable)

--------------------------------------------   --------------------------------------------
               Account Number                                    Zip Code

                                               --------------------------------------------
                                                      Area Code and Telephone Number

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer
Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) "own(s)" the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Common Shares complies with Rule 14e-4 and
(c) to deliver to the Depositary the Common Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the New York Stock Exchange of the date hereof.

------------------------------------------------------------
                       (NAME OF FIRM)

------------------------------------------------------------
                   (AUTHORIZED SIGNATURE)

------------------------------------------------------------
                           (NAME)

------------------------------------------------------------
                         (ADDRESS)

------------------------------------------------------------
                         (ZIP CODE)

------------------------------------------------------------
              (AREA CODE AND TELEPHONE NUMBER)

Dated: ____________, 2004.